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                                                                     Exhibit 3.6


                             CERTIFICATE OF MERGER

                                      OF

                         NAVIGATOR TECHNOLOGIES, INC.

                                      AND

                      GREENWICH TECHNOLOGY PARTNERS, INC.


To the Secretary of State
State of New Jersey


Pursuant to the provisions of Section 14A:10-7 of the New Jersey Business Corporation Act, it is hereby certified that:

     1. The names of the merging corporations are Navigator Technologies, Inc., which is a business corporation organized under the laws of the State of New Jersey, and Greenwich Technology Partners, Inc., which is a business corporation organized under the laws of the State of Delaware.

     2. Annexed hereto and made a part hereof is a copy of the Plan of Merger (the "Plan of Merger") for merging Navigator Technologies, Inc. with and into Greenwich Technology Partners, Inc. as approved by the Board of Directors of each of said corporations.

     3. The number of shares of Greenwich Technology Partners, Inc. which were entitled to vote at the time of the approval of the Plan of Merger by its shareholders is 31,623,072, all of which vote as one class.

          Twenty of the shareholders entitled to vote of the aforesaid corporation approved the Plan of Merger pursuant to their written consents, dated April 11, 2000, without a meeting of shareholders; and the number of shares represented by such consents is 27,218,628.
          There were no vote against the Plan of Merger.

     4. The number of shares of Navigator Technologies, Inc. which were entitled to vote at the time of the approval of the Plan of Merger by its shareholders is five hundred (500), all of which are of one class.
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          All of the shareholders entitled to vote of the aforesaid corporation approved the Plan of Merger pursuant to their written consents, dated April 12, 2000, without a meeting of shareholders; and the number of shares represented by such consents is five hundred (500).

     5. The applicable provisions of the laws of the jurisdiction of organization of Greenwich Technology Partners, Inc. relating to the merger of Navigator Technologies, Inc. with and into Greenwich Technology Partners, Inc. will have been complied with upon compliance with any of the filing and recording requirements thereof.

     6. Greenwich Technology Partners, Inc. hereby agrees that it may be served with process in the State of New Jersey in any proceeding for the enforcement of any obligation of Navigator Technologies, Inc. or any obligation of Greenwich Technology Partners, Inc. for which it is previously amenable to suit in the State of New Jersey and in any proceeding for the enforcement of the rights of a dissenting shareholder of Navigator Technologies, Inc. against Greenwich Technology Partners, Inc.; and Greenwich Technology Partners, Inc. hereby irrevocably appoints the Secretary of State of the State of New Jersey as its agent to accept service of process in any such proceeding and designates the following post office address within the State of New Jersey to which said Secretary of State shall mail a copy of the process in such proceeding: Greenwich Technology Partners, Inc., 628 Route 10 West, Suite 3, Whippany, New Jersey 07981.

          Greenwich Technology Partners, Inc. hereby agrees that it will promptly pay to the dissenting shareholders of Navigator Technologies, Inc. the amount, if any, to which they are entitled under the provisions of the New Jersey Business Corporation Act with respect to the rights of dissenting shareholders.

     7. Greenwich Technology Partners, Inc. will continue its existence as the surviving corporation under its present name pursuant to the provisions of the laws of the jurisdiction of its organization.

                 [Remainder of Page Intentionally Left Blank.]
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     IN WITNESS WHEREOF, the undersigned have caused this Certificate to be duly executed by its authorized officers.

Executed on April 12, 2000


                                               NAVIGATOR TECHNOLOGIES, INC.



                                               By: /s/Michael Waresk
                                                   -------------------------
                                                      Michael Waresk, President

                                               GREENWICH TECHNOLOGY
                                                PARTNERS, INC.



                                               By: /s/Joseph P. Beninati
                                                   ---------------------
                                                      Joseph P. Beninati
                                                      Chief Executive
                                                      Officer and President
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          PLAN OF MERGER approved on April 12, 2000 by Navigator Technologies,
Inc., a business corporation organized under the laws of the State of New Jersey, and by its Board of Directors on said date, and approved on April 11, 2000 by Greenwich Technology Partners, Inc., a business corporation organized under the laws of the State of Delaware, and by its Board of Directors on said date.

          1. Navigator Technologies, Inc. and Greenwich Technology Partners, Inc. shall, pursuant to the provisions of the New Jersey Business Corporation Act and the provisions of the laws of the jurisdiction of organization of Greenwich Technology Partners, Inc., be merged with and into a single corporation, to wit, Greenwich Technology Partners, Inc., which shall be the surviving corporation upon the effective date of the merger and which is sometimes hereinafter referred to as the "surviving corporation", and which shall continue to exist as said surviving corporation under its present name pursuant to the provisions of the laws of the jurisdiction of its organization. The separate existence of Navigator Technologies, Inc., which is sometimes hereinafter referred to as the "terminating corporation", shall cease upon the effective date of the merger in accordance with the provisions of the New Jersey Business Corporation Act .

          2. The certificate of incorporation of the surviving corporation upon the effective date of the merger in the jurisdiction of its organization shall be the certificate of incorporation of said surviving corporation; and said certificate of incorporation shall continue in full force and effect until amended and changed in the manner prescribed by the provisions of the laws of the jurisdiction of organization of the surviving corporation.

          3. The by-laws of the surviving corporation upon the effective date of the merger in the jurisdiction of its organization will be the by-laws of said surviving corporation and will continue in full force and effect until changed, altered or amended as therein provided and in the manner prescribed by the provisions of the laws of the jurisdiction of its organization.

          4. The directors and officers in office of the surviving corporation upon the effective date of the merger in the jurisdiction of its organization shall be the members of the Board of Directors and the officers of the surviving corporation, all of whom shall hold their directorships and
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               offices until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the by-laws of the surviving corporation.

          5. Each issued share of the terminating corporation shall, upon the effective date of the merger, be converted into one thousand (1,000) shares of the surviving corporation. The issued shares of the surviving corporation shall not be converted in any manner, but each said share which is issued as of the effective date of the merger shall continue to represent one issued share of the surviving corporation.

          6. The Plan of Merger herein made and approved shall be submitted to the shareholders of the terminating corporation for their approval or rejection in the manner prescribed by the provisions of the New Jersey Business Corporation Act, and the merger of the terminating corporation with and into the surviving corporation shall be authorized in the manner prescribed by the laws of the jurisdiction of organization of the surviving corporation.

          7. In the event that the Plan of Merger shall have been approved by the shareholders entitled to vote of the terminating corporation in the manner prescribed by the provisions of the New Jersey Business Corporation Act, and in the event that the merger of the terminating corporation with and into the surviving corporation shall have been duly authorized in compliance with the laws of the jurisdiction of organization of the surviving corporation, the terminating corporation and the surviving corporation hereby stipulate that they will cause to be executed and filed and/or recorded any document or documents prescribed by the laws of the State of New Jersey and of the State of Delaware, and that they will cause to be performed all necessary acts therein and elsewhere to effectuate the merger.

          8. The Board of Directors and the proper officers of the terminating corporation and of the surviving corporation, respectively, are hereby authorized, empowered and directed to do any and all acts and things, and to make, execute, deliver, file, and/or record any and all instruments, papers and documents which shall be or become necessary, proper or convenient to carry out or put into effect any of the provisions of this Plan of Merger or of the merger herein provided for.